EXHIBIT 99.2
CONSENT OF HOWE BARNES HOEFER & ARNETT, INC.

February 15, 2007
Umpqua Holdings Corporation
Portland, Oregon
North Bay Bancorp
Napa, California

Re:	Proxy Statement/Prospectus of Umpqua Holdings Corporation and North Bay Bancorp and Registration Statement on Form S-4 of Umpqua Holdings Corporation
Ladies and Gentlemen:
     We hereby consent to the use of our opinion letter dated January 16, 2007 to the Board of Directors of North Bay Bancorp as Appendix D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4. In giving this consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Howe Barnes Hoefer & Arnett, Inc.
By:	/s/ Matthew C. Boba
	Name:	Matthew C. Boba
	Title:	Executive Vice President and General Counsel